UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2005

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 11, 2005, Microtune, Inc. (“Microtune”) issued a press release announcing that it reached an agreement to settle the consolidated derivative action (the “Derivative Litigation”), in re Microtune, Inc. Derivative Litigation, Master File No. 4, pending in the U.S. District Court for the Eastern District of Texas, against a number of Microtune’s current and former officers and directors, and Microtune as a nominal defendant. The parties to this proposed settlement include Microtune, James A. Fontaine, James H. Clardy, William P. Tai, Harvey B. Cash, Walter Ciciora, Steven Craddock, Anthony J. LeVecchio, Douglas J. Bartek, Nancy A. Richardson, Everett Rogers, and William L. Housley, as defendants and Michael Blizman, Nathan Hostacky, Michael Morris and Phung Vu as plaintiffs, on behalf of themselves and the Microtune stockholders.

Under the terms of the proposed settlement, the derivative litigation will be dismissed. Microtune will pay the plaintiffs’ attorneys’ fees and expenses in an amount not to exceed $1.125 million and will adopt certain changes to its corporate governance policies. As part of the settlement of the Derivative Litigation, Microtune made no admission of wrongdoing.

Under a separate agreement with Microtune’s director and officer insurance carriers, effective on January 9, 2005, the insurance carriers have agreed to reimburse the majority of the plaintiffs’ attorneys’ fees and expenses, subject to the Company’s 15% co-pay obligation. Microtune established an accrual during the third quarter of 2004 for its then estimated share of the plaintiffs’ attorneys’ fees and expenses. The accrual will be increased by an immaterial amount in the fourth quarter 2004. Microtune’s insurance carriers also have agreed to reimburse certain of the Company’s defense costs. Microtune believes that the net effect of its settlement payment and co-pay obligation and the expense reimbursement from its insurance carriers will have an insignificant impact on the Company’s cash reserves.

The settlement of the Derivative Litigation is subject to a number of conditions, including preliminary court approval, notice to the holders of Microtune common stock as of January 10, 2005, and final court approval following completion of a fairness hearing. At this time, there can be no assurance that these conditions will be met and that the settlement of the Derivative Litigation will receive final court approval.

Microtune’s agreement with its director and officer insurance carriers resolves certain obligations of these carriers with respect to the Derivative Litigation, including the reimbursement of the attorneys’ fees, expenses, and defense costs mentioned above. The insurance carrier agreement was entered into by Microtune, St. Paul Mercury Insurance Company, Sheffield Insurance Company, Westchester Fire Insurance Company, Greenwich Insurance Company, Douglas J. Bartek, William L. Housley, Everett Rogers, Nancy A. Richardson, James A. Fontaine, James H. Clardy, William P. Tai, Harvey B. Cash, Walter S. Ciciora, Steven Craddock, and Anthony J. LeVecchio. The insurance carrier agreement is subject to a number of conditions, including final court approval of the Derivative Litigation settlement and dismissal of the claims asserted in the Derivative Litigation with prejudice.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1:    Microtune’s press release announcing the Derivative Litigation Settlement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: January 11, 2005	By:	/s/ James A. Fontaine
James A. Fontaine
Chief Executive Officer